CONSENT OF SAMUEL KLEIN AND COMPANY


We consent to the incorporation by reference in Registration Statements No. 33-92972, 333-04703 and 333-57049 of IDM Environmental Corp. on Form S-8 and in Registration Statement No. 333-66841 on Form S-3 of our reports dated April 5, 1998 appearing in this Annual Report on Form 10-K of IDM Environmental Corp. for the year ended December 31, 1998.


                                              SAMUEL KLEIN AND COMPANY


                                            /s/ Samuel Klein and Company
Newark, New Jersey
April 15, 1999